                                                                    Exhibit 99.1


                               MAXTOR CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)


                                                            March 27,      December 27,
                                                               2004            2003
                                                            ----------      ----------
ASSETS

Current assets:
   Cash and cash equivalents                                $  443,661      $  530,816
   Restricted cash                                              45,666          37,154
   Marketable securities                                        46,236          44,543
   Restricted marketable securities                             41,930          42,337
   Accounts receivable, net                                    517,698         578,907
   Inventories                                                 228,139         218,011
   Prepaid expenses and other                                   34,254          38,301
                                                            ----------      ----------
      Total current assets                                   1,357,584       1,490,069

Property, plant and equipment, net                             354,773         342,679
Goodwill and other intangible assets, net                      854,734         875,570
Other assets                                                    13,231          13,908
                                                            ----------      ----------
      Total assets                                          $2,580,322      $2,722,226
                                                            ==========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Short-term borrowings, including current portion of
     long-term debt                                         $   22,045      $   77,037
   Accounts payable                                            694,977         730,056
   Accrued and other liabilities                               367,981         454,388
   Liabilities of discontinued operations                          807           1,487
                                                            ----------      ----------
      Total current liabilities                              1,085,810       1,262,968

Deferred taxes                                                 196,455         196,455
Long-term debt                                                 377,840         355,809
Other liabilities                                              181,580         186,485
                                                            ----------      ----------
      Total liabilities                                      1,841,685       2,001,717
Total stockholders' equity                                     738,637         720,509
                                                            ----------      ----------
      Total liabilities and stockholders' equity            $2,580,322      $2,722,226
                                                            ==========      ==========

                               MAXTOR CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except share and per share amounts)
                                   (Unaudited)


                                                   Three months ended
                                            ---------------------------------
                                               March 27,          March 29,
                                                 2004                2003
                                            -------------       -------------
Net revenues                                $   1,019,688       $     938,889
Cost of revenues                                  864,625             767,042
                                            -------------       -------------
Gross profit                                      155,063             171,847
Operating expenses:
     Research and development                      84,770              86,661
     Selling, general and
       administrative                              32,514              31,932
     Amortization of intangible assets             20,836              20,562
                                            -------------       -------------
          Total operating expenses                138,120             139,155
                                            -------------       -------------
Income from operations                             16,943              32,692
Interest expense                                   (8,832)             (5,422)
Interest income                                     1,288               1,208
Other gain                                             38                 207
                                            -------------       -------------
Income before income taxes                          9,437              28,685
Provision for income taxes                            274               1,277
                                            -------------       -------------
Net income                                  $       9,163       $      27,408
                                            =============       =============
Net income per share - basic                $        0.04       $        0.11
Net income per share - diluted              $        0.04       $        0.11
Shares used in per share calculation
          -basic                              246,590,255         243,634,139
          -diluted                            256,960,154         246,866,117